May 12, 2017

Medical Transcription Billing, Corp.

7 Clyde Road

Somerset, New Jersey 08873

Re: Registration Statement on Form S-3 (File No. 333-210391)

Ladies and Gentlemen:

We have acted as counsel to Medical Transcription Billing, Corp., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) on April 14, 2016 of a registration statement on Form S-3, File No. 333-210391 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), which was declared effective by the Commission on May 9, 2016. The Registration Statement relates to the proposed issuance and sale, from time to time, by the Company of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”). The Common Stock and Preferred Stock are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”), and the supplements to the Prospectus.

Pursuant to the Registration Statement, the Company will issue and sell 1,000,000 shares of Common Stock (the “Shares”), all of which will be sold pursuant to that certain Securities Purchase Agreement, dated as of May 10, 2017 (the “Purchase Agreement”), by and between the Company and the purchaser named in the Purchase Agreement.

We have examined: (i) the Registration Statement, together with the exhibits thereto and the documents incorporated by reference therein; (ii) the Prospectus, together with the documents incorporated by reference therein; and (iii) the prospectus supplement, dated May 10, 2017, filed with the Commission on May 12, 2017 pursuant to Rule 424(b) of the Act (the “Prospectus Supplement”) in connection with the offering by the Company of the Shares.

In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) the Purchase Agreement has been duly authorized and validly executed and delivered by the parties thereto (other than the Company); (v) that the Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement, Prospectus, Prospectus Supplement and the Purchase Agreement; and (vi) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

We express no opinion herein as to the laws of any state or jurisdiction, other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware, as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction.

We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and the limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

Based on the foregoing, we are of the opinion that the Shares, when issued, delivered and paid for in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus and Prospectus Supplement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, Prospectus and Prospectus Supplement.

Very truly yours,

/s/ Mazzeo Song P.C.